Exhibit 99.1

Navidea Biopharmaceuticals Announces Settlement of Platinum Litigation;

Receipt of Noncompliance Notice from NYSE American

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced settlement of the ongoing litigation with Platinum-Montaur Life Sciences LLC (“Platinum-Montaur”), an affiliate of Platinum Management (NY) LLC, Platinum Partners Value Arbitrage Fund L.P., Platinum Partners Capital Opportunity Fund, Platinum Partners Liquid Opportunity Master Fund L.P., Platinum Liquid Opportunity Management (NY) LLC, and Montsant Partners LLC (collectively, “Platinum”).

As disclosed in the notes to the financial statements included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the Company has been engaged in litigation with Platinum-Montaur, in which Platinum-Montaur was seeking damages of approximately $1.9 million plus interest. On January 13, 2022, Navidea and Platinum executed a Joint Settlement, Release and Confidentiality Agreement (the “Settlement Agreement”). As a result of the Settlement Agreement, Platinum has dismissed their claims against the Company thereby ending the litigation between the parties.

NYSE American Compliance Letter

On January 28, 2022, Navidea received a letter from NYSE American LLC (“NYSE American” or the “Exchange”) stating that Navidea was not in compliance with the continued listing standards as set forth in Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”). In order to maintain its listing, the Company must submit a plan of compliance by February 27, 2022 addressing how it intends to regain compliance with Section 1003(a)(iii) of the Company Guide by July 28, 2023. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the Company does not submit a plan or if the plan is not accepted, delisting proceedings will commence. If the plan is accepted but the Company is not in compliance with the continued listing standards by July 28, 2023, or if the Company does not make progress consistent with the plan, the Exchange may initiate delisting procedures. The Company's management is pursuing options to address the deficiency and intends to submit a compliance plan on or before the deadline set by the Exchange.

Navidea’s common stock, par value $0.001 per share (“Common Stock”) will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standard noted, subject to Navidea’s compliance with other continued listing requirements. The Common Stock will continue to trade under the symbol “NAVB,” but will have an added designation of “.BC” to indicate that Navidea is not in compliance with the NYSE American’s listing standards. The NYSE American notification does not affect Navidea’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of Navidea’s material agreements.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

Jeffrey Smith

Vice President of Operations

614-822-2365

jsmith@navidea.com